Exhibit 10.29

SECOND AMENDMENT TO SUBLEASE

THIS SECOND AMENDMENT TO SUBLEASE (“Second Amendment”), dated December 13, 2011 for reference purposes only, is entered into by and between KALOBIOS PHARMACEUTICALS, INC., a Delaware corporation (“Sublandlord”), and ALIOS BIOPHARMA, INC., a Delaware corporation (“Subtenant”), with reference to the following facts:

A. Sublandlord and Subtenant are parties to the certain Sublease dated January 19, 2011, as amended August 1, 2011, (the “Sublease”), pursuant to which Sublandlord leases to Subtenant approximately 14,324 square feet of space (“Sublease Premises”) located at 260 E. Grand Avenue, South San Francisco, California (“Building”) as set forth in the Sublease.

B. Sublandlord and Subtenant now desires to expand the Premises to include additional Lab #212 (1,380 square feet) on the 2nd floor of the Building upon the terms and conditions of the Sublease as amended herein.

NOW, THEREFORE, in consideration of the above recitals which are hereby incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant covenant and agree as follows:

1. Expansion of Sublease Premises. Commencing upon January 1, 2012 (“Expansion Date”) and subject to the terms and condition of the Sublease as amended herein, Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, additional lab space consisting of 1,380 square feet of space located on the 2nd floor of the Building as more particularly described in Exhibit A attached hereto and incorporated by reference (“Expansion Sublease Premises”). Upon the Expansion Date, the Sublease Premises shall be deemed to include the Sublease Premises as set forth in the Sublease and the Expansion Sublease Premises.

2. Possession. If for any reason Sublandlord cannot deliver possession of the Expansion Sublease Premises to Subtenant on the Expansion Date, Sublandlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Second Amendment or the obligations of Subtenant as set forth in the Sublease as amended herein or extend the term, provided that the Expansion Date shall be postponed until possession of the Expansion Sublease Premises has been delivered to Subtenant.

3. Condition of Expansion Sublease Premises. Subtenant agrees that (i) Sublandlord has made no representations or wan-antics of any kind or nature whatsoever respecting the Expansion Sublease Premises, their condition or suitability for Subtenant’s use; and (ii) Subtenant agrees to accept the Expansion Sublease Premises “as is, where is,” with all faults, without any obligation on the part of Sublandlord to modify, improve or otherwise prepare the Expansion Sublease Premises for Subtenant’s occupancy; provided only that Sublandlord shall deliver possession of the Expansion Sublease Premises to Subtenant with all components of the Expansion Sublease Premises for which Sublandlord has responsibility for repair and maintenance under the Sublease, in good working order and repair.

4. Amendment to Base Rent. Commencing upon the Expansion Date, the Base Rent as set forth in the Base Rent schedule provided in Article 3 of the Sublease shall be calculated to include the Expansion Sublease Premises. Effective January 1, 2012, Subtenant shall pay to Sublandlord monthly base rent (“Base Rent”) as follows:

1/1/11 — 6/30/12:	$ 69,097.60
7/01/12 — 6/30/13:	$ 70,668.00
7/01/13 — 6/30/14:	$ 72,238.40

5. Amendment to Security Deposit. Commencing upon the Expansion Date, the Security Deposit as set forth in the in Article 4.1 of the Sublease shall be One Hundred Thirty- eight Thousand and 20/100 Dollars ($138,195.20). Sublandlord has $126,051.20 as a Security Deposit from the Sublease; accordingly, an additional $12,144.00 will be paid by Subtenant on or before the Expansion Date.

6. Consent of Master Landlord. This Second Amendment shall not be effective unless and until any required written consent of the Master Landlord shall have been obtained.

7. Miscellaneous.

(a) This Second Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

(b) Except as herein modified or amended, the provisions, conditions and terms of the Sublease shall remain unchanged and in full force and effect, and the Sublease is hereby ratified and confirmed in all respects.

(c) In the case of any inconsistency between the provisions of this Sublease and this Second Amendment, the provisions of this Second Amendment shall govern and control.

(d) Sublandlord’s submission of this Second Amendment is not an offer to enter into this Second Amendment but rather a solicitation for such an offer by Subtenant. Sublandlord shall not be bound by this Second Amendment until Sublandlord has executed and delivered the same to Subtenant.

(e) The capitalized terms used in this Second Amendment shall have the same definitions as set forth in the Sublease to the extent that such capitalized terms are defined therein and no redefined in the Second Amendment.

(f) Subtenant hereby represents to Sublandlord that Subtenant has dealt with no broker in connection with the Second Amendment. Subtenant agrees to indemnify and hold

Sublandlord harmless from all claims of any brokers claiming to have represented Subtenant in connection with this Second Amendment. Sublandlord hereby represents to Subtenant that Sublandlord has dealt with no broker in connection with this Second Amendment. Sublandlord agrees to indemnify and hold Subtenant harmless from all claims of any broker claiming to have represented Sublandlord in connection with this Second Amendment.

(g) Each signatory of this Second Amendment represents hereby that he or she has the authority to execute and deliver the same on behalf of the party hereto for which such signatory is acting.

(h) This Second Amendment may be executed in multiple counterparts each of which is deemed an original but together constitute one and the same instrument. This Second Amendment may be executed in so-called “pdf’ format, and each party has the right to rely upon a pdf counterpart of this Second Amendment signed by the other party to the same extent as if such party has received an original counterpart.

IN WITNESS WHEREOF, the parties have duly executed this Second Amendment as of the date first written above.

SUBLANDLORD:		SUBTENANT:

KALOBIOS PHARMACEUTICALS, INC., a Delaware corporation		ALIOS BIOPHARMA, INC. a Delaware corporation

By:	/s/ David W. Pritchard	By:	/s/ Lawrence Blatt
Name:	David W. Pritchard	Name:	Lawrence Blatt
Title:	Chief Executive Officer	Title:	CEO

CONSENT OF MASTER LANDLORD

to be attached

EXHIBIT A

EXPANSION SUBLEASE PREMISES